Exhibit (d)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-254017) of our report dated November 26, 2025, relating to the financial statements and financial highlights of XAI Madison Equity Premium Income Fund, for the nine-month period ended September 30, 2025, which appear in this Form N-CSR.

COHEN & COMPANY, LTD.

Cleveland, Ohio

November 26, 2025